UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 15, 2021

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company	58-0690070
(A Delaware Corporation)
30 Ivan Allen Jr. Boulevard, N.W.
Atlanta, Georgia 30308
(404) 506-5000

1-6468	Georgia Power Company	58-0257110
(A Georgia Corporation)
241 Ralph McGill Boulevard, N.E.
Atlanta, Georgia 30308
(404) 506-6526

The names and addresses of the registrants have not changed since the last report.

This combined Form 8-K is furnished separately by two registrants: The Southern Company and Georgia Power Company. Information contained herein relating to each registrant is furnished by each registrant solely on its own behalf. Each registrant makes no representation as to information relating to the other registrants.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
The Southern Company	Common Stock, par value $5 per share	SO	New York Stock Exchange
The Southern Company	Series 2016A 5.25% Junior Subordinated Notes due 2076	SOJB	New York Stock Exchange
The Southern Company	Series 2017B 5.25% Junior Subordinated Notes due 2077	SOJC	New York Stock Exchange
The Southern Company	2019 Series A Corporate Units	SOLN	New York Stock Exchange
The Southern Company	Series 2020A 4.95% Junior Subordinated Notes due 2080	SOJD	New York Stock Exchange
The Southern Company	Series 2020C 4.20% Junior Subordinated Notes due 2060	SOJE	New York Stock Exchange
Georgia Power Company	Series 2017A 5.00% Junior Subordinated Notes due 2077	GPJA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). (Response applicable to each registrant)
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01        Other Events.
On June 15, 2021, Georgia Power Company (“Georgia Power”) filed an application with the Georgia Public Service Commission (“PSC”) to adjust retail base rates to include the portion of costs related to its investment in Plant Vogtle Unit 3 (“Unit 3”) and common facilities shared between Plant Vogtle Units 3 and 4 (“Common Facilities”) previously deemed prudent by the Georgia PSC ($2.380 billion), as well as the related costs of operation.
The request includes an annual rate increase totaling approximately $369 million to be effective the month after Unit 3 is placed in service. Unit 3 is currently scheduled to be placed in service in the first quarter 2022. This increase will be partially offset by a decrease in the Nuclear Construction Cost Recovery (“NCCR”) tariff of approximately $134 million expected to be effective January 1, 2022. In addition, an estimated $44 million of fuel cost savings related to Unit 3 is already incorporated in Georgia Power’s current fuel cost recovery rates.
Georgia Power also is requesting to defer some of its 2022 financing costs (approximately $51 million) relating to the remaining portion of the total Unit 3 and Common Facilities construction costs not being recovered through the NCCR tariff until Unit 4 costs are placed in retail base rates.
Georgia Power expects the Georgia PSC to issue a final order in this matter on November 2, 2021. The ultimate outcome of this matter cannot be determined at this time.
Cautionary Note Regarding Forward-Looking Statements
Certain information contained in this Current Report on Form 8-K is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning the expected schedule for completion of construction and start-up of Plant Vogtle Unit 3. The Southern Company (“Southern Company”) and Georgia Power caution that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company and Georgia Power; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in Southern Company’s and Georgia Power's Annual Reports on Form 10-K for the year ended December 31, 2020, and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: the potential effects of the continued COVID-19 pandemic; the ability to control costs and avoid cost and schedule overruns during the development, construction, and operation of facilities or other projects, including Plant Vogtle Units 3 and 4, which includes components based on new technology that only within the last few years began initial operation in the global nuclear industry at this scale, due to current and future challenges which include, but are not limited to, changes in labor costs, availability and productivity, challenges with management of contractors or vendors, subcontractor performance, adverse weather conditions, shortages, delays, increased costs, or inconsistent quality of equipment, materials, and labor, contractor or supplier delay, delays due to judicial or regulatory action, nonperformance under construction, operating, or other agreements, operational readiness, including specialized operator training and required site safety programs, engineering or design problems, design and other licensing-based compliance matters, including inspections and the timely submittal by Southern Nuclear of the Inspections, Tests, Analyses, and Acceptance Criteria documentation for each unit and the related reviews and approvals by the Nuclear Regulatory Commission (“NRC”) necessary to support NRC authorization to load fuel, challenges with start-up activities, including major equipment failure, or system integration, and/or operational performance, and challenges related to the COVID-19 pandemic; the ability to overcome or mitigate the current challenges at Plant Vogtle Units 3 and 4, that could further impact the cost and schedule for the project; legal proceedings and regulatory approvals and actions related to construction projects, such as Plant Vogtle Units 3 and 4, including PSC approvals and NRC actions; under certain specified circumstances, a decision by holders of more than 10% of the ownership interests of Plant Vogtle Units 3 and 4 not to proceed with construction and the ability of other Vogtle owners to tender a portion of their ownership interests to Georgia Power following certain construction cost increases; the ability to construct facilities in accordance with the requirements of permits and licenses (including satisfaction of NRC requirements), to satisfy any environmental performance standards and the requirements of tax credits and other incentives, and to integrate facilities into the Southern Company system upon completion of construction; the inherent risks involved in operating and constructing nuclear generating facilities; the ability of counterparties of Georgia Power to make payments as and when due and to perform as required; the direct or indirect effect on Georgia Power's business resulting from cyber intrusion or physical attack and the threat of physical attacks; catastrophic events such as fires, earthquakes, explosions, floods, tornadoes, hurricanes and other storms, droughts, pandemic health events, political unrest or other similar occurrences; and the direct or indirect effects on Georgia Power's business resulting from incidents affecting the U.S. electric grid or operation of generating or storage resources. Southern Company and Georgia Power expressly disclaim any obligation to update any forward–looking information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2021	THE SOUTHERN COMPANY GEORGIA POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

4